UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 8, 2004

Radian Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street Philadelphia, PA		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 564-6600

(Former Name or Former Address, if Changed Since Last Report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 8, 2004, we posted on our website quarterly operating supplements for the first quarter of 2004 showing financial information, prepared on a statutory accounting basis, for our financial guaranty business. The quarterly operating supplements also contain previously publicly reported financial and other information about us. The quarterly operating supplements are furnished as Exhibits 99.1 and 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: July 8, 2004	By:	/s/ Howard S. Yaruss
Howard S. Yaruss
Secretary